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                                                                    Exhibit 3.51

                            CERTIFICATE OF FORMATION

                                       OF

                       IASIS Finance Texas Holdings, LLC


1. The name of the limited liability company is IASIS Finance Texas Holdings, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of IASIS Finance Texas Holdings, LLC this 30th day of June 2004.


                                       /s/ Eric Kolodner
                                       ------------------------------
                                       Name: Eric Kolodner
                                       Title: Authorized Person













                                                     State of Delaware
                                                     Secretary of State
                                                  Division of Corporations
                                                Delivered 09:35 AM 06/30/2004
                                                  FILED 09:27 AM 06/30/2004
                                                SRV 040481904 - 3822938 FILE